Exhibit 99.1

SDI Continues to Penetrate the Market and Exceeds Comparative Product Testing

WASHINGTON--(BUSINESS WIRE)--March 27, 2014--(OTCBB:SDEV)(TSX-V:SDZ)

Security Devices International Inc. (“SDI” or “The Company”) is a defense technology company specializing in the development, manufacturing and sale of innovative, next generation non-lethal ammunition.

The Company is pleased to announce two key sales transactions of their Blunt Impact Projectiles (BIP). The first is to a Federal Law Enforcement Agency in the US, which has ordered BIP and Training rounds. Additionally, SDI has completed a sale of their BIP payload rounds to a large municipal Law Enforcement Agency in Canada, for crowd control use.

SDI is also pleased to announce the results of independent testing of their innovative BIP rounds in comparison to three primary competitors in the less lethal munitions global marketplace.

Several blunt impact rounds from each company were submitted for testing. Specifically, there was one 37MM impact projectile and two 40MM impact projectiles that are widely used in the military, police and correctional services sectors. Testing was performed at 5 different impact velocities and numerous distances from 30 to 100 meters. Eight unique force values were collected, as well as the peak of impact force comparison. This comprehensive analysis also included data points detailing potential injury severity.

The results clearly showed that SDI’s BIP rounds were the safest rounds tested in both the Impact Force and Blunt Trauma protocols, which are two key indicators of the potential to induce injury upon contact with a human subject.

The comparison study was conducted by BioKinetics, an industry recognized testing laboratory with expertise in blunt trauma and impact force testing. Biokinetics provides specialized testing and evaluation services that focus on human injury causation and prevention, across the military, police/corrections, sports and transportation fields.

“This is a verification of what SDI has been working hard to achieve, that it presents itself as the safest and most effective impact round on the market today. By using our patented, innovative energy absorption system, we can achieve higher levels of safety than in most current blunt impact rounds available on the market” stated Gregory Sullivan, President of SDI.

“SDI continues to enhance its market penetration of Law Enforcement Agencies in North America and abroad, which is seeing the value of our less lethal munitions that have been designed for greater distances and high levels of safety” said Sullivan.

Forward Looking Statement

The information in this news release includes certain information and statements about management’s view of future events, expectations, plans and prospects that constitute forward looking statements including information with respect to the offering. These statements are based upon assumptions that are subject to significant risks and uncertainties including those risks identified in the Prospectus. Because of these risks and uncertainties and as a result of a variety of factors, the actual results, expectations, achievements or performance may differ materially from those anticipated and indicated by these forward looking statements. Although SDI believes that the expectations reflected in forward looking statements are reasonable, it can give no assurances that the expectations of any forward-looking statements will prove to be correct. Except as required by law, SDI disclaims any intention and assumes no obligation to update or revise any forward looking statements to reflect actual results, whether as a result of new information, future events, changes in assumptions, changes in factors affecting such forward looking statements or otherwise.

NEITHER THE TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN THE POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

CONTACT:
Security Devices International Inc.
Allen EZER, Exec. VP
T: 202-351-1633 (U.S.A)
T: 416-453-7798 (Canada)
Or visit: www.securitydii.com